Exhibit 10.1



                          EXPLORATION EARN-IN AGREEMENT

                                 DATED EFFECTIVE

                                FEBRUARY 10, 2016

                                     BETWEEN

                                  LITHIUM CORP.

                                       AND

                                1032701 B.C. LTD.

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.    REQUIRED APPROVALS...................................................  1

      1.1      Stock Exchange Approval.....................................  1
      1.2      Assistance..................................................  1
      1.3      Exclusivity.................................................  2

2.    LOCATION OF CLAIMS AND GRANT OF EXPLORATION, DEVELOPMENT AND
      EARN IN RIGHTS.......................................................  2

      2.1      Property....................................................  2
      2.2      Grant of Earn-In Right......................................  2
      2.3      Timing, Manner, Nature and Extent of Activities at
               Manager's Discretion........................................  4
      2.4      Execution of Agreement......................................  4

3.    ACQUISITION AND TRANSFER OF INTEREST AND NSR.........................  4

      3.1      Completion of Initial Earn-In Option........................  4
      3.2      Nevada Subsidiary...........................................  5
      3.3      Formation of Jointly Owned Company..........................  5
      3.4      Net Smelter Return..........................................  5
      3.5      NSR Buy-Back................................................  5
      3.6      NSR Transfer................................................  6

4.    REPRESENTATION, WARRANTIES, COVENANTS AND CONDITIONS.................  6

      4.1      Representations of Lithium..................................  6
      4.2      Representations of Purchaser................................  8
      4.4      Mutual Conditions...........................................  9
      4.5      Conditions of Purchaser..................................... 10
      4.5      Conditions of Lithium....................................... 10

5.    TERMINATION OF AGREEMENT............................................. 10

      5.1      Termination by Purchaser.................................... 10
      5.2      Default by Purchaser........................................ 11

6.    PARTICIPATION FOLLOWING EARN-IN...................................... 11

      6.1      Participation in Expenditures............................... 11
      6.2      Dilution.................................................... 12
      6.3      Joint Venture Manager....................................... 12
      6.4      Annual Programs and Budgets................................. 12
      6.5      Management Committee........................................ 12
      6.6      Mine Construction........................................... 12
      6.7      Data........................................................ 12
      6.8      Contribution................................................ 12
      6.9      Minority Party Review of Annual Programs and Budgets........ 12
      6.10     Tax Partnership Option...................................... 13

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7.    OPERATIONS DURING EARN-IN PERIOD..................................... 13

      7.1      Operations.................................................. 13
      7.2      Exploration and Development Decisions....................... 13
      7.3      Compliance with Laws During Earn-In Period.................. 13
      7.4      Timely Payment.............................................. 13
      7.5      Claim Rights................................................ 13
      7.6      Data........................................................ 14
      7.7      Right to Visit Property..................................... 14
      7.8      Title to the Property; Liens................................ 14
      7.9      Reclamation Bonds........................................... 14
      7.10     Standard of Care............................................ 15

8.    FORCE MAJEURE........................................................ 15

9.    AREA OF INTEREST..................................................... 15

      9.1      Area of Interest............................................ 15
      9.2      Property Acquisition Procedures............................. 15
      9.3      Property Acquisition Costs.................................. 16
      9.4      Additional Interests........................................ 16
      9.5      Acquisition and Quitclaim of Property Interests............. 16
      9.6      After-Acquired Interest Within Area of Interest............. 16

10.   ASSIGNMENT........................................................... 16

      10.1     Assignment by Purchaser..................................... 16

11.   INDEMNIFICATION...................................................... 17

      11.1     Indemnification by Purchaser................................ 17
      11.2     Indemnification by Lithium.................................. 17
      11.3     Indemnification Procedures.................................. 18

12.   CONFIDENTIALITY...................................................... 19

      12.1     Confidentiality............................................. 19
      12.2     Disclosure.................................................. 19
      12.3     Own Analysis................................................ 19

13.   ENTIRE AGREEMENT..................................................... 19

14.   DISPUTE RESOLUTION................................................... 19

15.   GENERAL.............................................................. 20

      15.1     Notice...................................................... 20
      15.2     Further Assurances.......................................... 21
      15.3     Counterparts................................................ 21
      15.4     US Dollars.................................................. 21
      15.5     Governing Law............................................... 21
      15.6     Third Party Beneficiaries................................... 21
      15.7     Severability................................................ 21
      15.8     No Implied Covenants........................................ 22

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      15.9     Amendment................................................... 22
      15.10    Corporate Opportunity....................................... 22
      15.11    Rule Against Perpetuities................................... 22
      15.12    No Partnership.............................................. 23

                                    EXHIBITS

Exhibit A    -    Claims

Exhibit B    -    Definitions

Exhibit C    -    Net Smelter Returns Royalty

Exhibit D    -    Area of Interest

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                          EXPLORATION EARN-IN AGREEMENT

THIS EXPLORATION EARN-IN AGREEMENT (the "Agreement") is made and entered into effective as of February 10, 2016 (the "Agreement Date"), by and between LITHIUM CORP. ("Lithium"), a Nevada corporation, whose address is 1031 Railroad Street, Ste 102B, Elko, Nevada, 89801, United States and 1032701 B.C. LTD., ("Purchaser"), a British Columbia corporation, whose address is 885 West Georgia Street, Suite 900, Vancouver, British Columbia, V6C 3H1.

                                    RECITALS

A. Lithium is the owner of exploration data, and has properly located and timely filed the location certificates and required maps for twenty six existing 80 acre unpatented association placer claims covering a total of approximately 2080 acres and seventy two newly staked 80 acre unpatented association placer claims covering approximately 5760 acres for a total of approximately 7840 acres (collectively, the "Claims") all of which are located in Esmeralda County, Nevada. The Claims are listed on Exhibit A hereto and the Claims and the other property interests and all other assets and activities within the Area of Interest (as defined in Section 9.1) form the Fish Lake Valley project (the "Project").

B. Lithium desires to grant to and Purchaser desires to acquire, during the period commencing on the Effective Date (as such term is defined in Exhibit B to this Agreement) and for so long thereafter as this Agreement remains in effect (the "Earn-In Period"), the exclusive right to explore, evaluate and develop the Project, and to earn up to a 100% undivided interest in the Project, and all easements, rights-of-way, water rights, after-acquired property, information, data, contract rights and other real and personal property, tangible and intangible, associated therewith (collectively, with the Project, the "Property"), pursuant to the terms and conditions of this Agreement.

                                    AGREEMENT

NOW, THEREFORE, for and in consideration of the Initial Payment (as defined in Section 1.2(a)), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, and the mutual promises, covenants and conditions herein contained and recited, Lithium and Purchaser agree as follows:

1. REQUIRED APPROVALS

     1.1 Stock Exchange Approval The issuance of the Consideration Shares is subject to the approval of the Exchange, and the completion of a Going Public Transaction. Purchaser shall use its best efforts to complete a Going Public Transaction, and obtain the approval of the Exchange, on or before May 6, 2016.

     1.2 Assistance. Either party will use reasonable commercial efforts to assist the party in obtaining all approvals required to be obtained, and with the completion and filing of all reports and documents required to be completed and filed, in respect of the transactions contemplated by this Agreement.

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     1.3 Exclusivity.  During the period  following  execution of this Agreement until the  Effective  Date,  Lithium  agrees  not to,  directly  or  indirectly,
solicit,   initiate,   encourage,   conduct  or  engage  in  any  discussion  or
negotiations or enter into any agreement or understanding with any party other than Purchaser regarding the sale, transfer, assignment, encumbrance or other disposition of any rights relating to the Property and the Project.

2. LOCATION OF CLAIMS AND GRANT OF EXPLORATION, DEVELOPMENT AND EARN IN RIGHTS

     2.1 Property. On or before the date of this Agreement, Lithium has properly located the Claims, timely recorded such locations in the records of the appropriate county on twenty six of the Claims, and timely filed a location certificate and required maps in the appropriate office of the Bureau of Land Management for the same twenty six Claims. Lithium has validly staked the remaining Claims comprising the Property, and will use its best efforts to record those Claims with the Bureau of Land Management as soon as is reasonably practicable, subject to the Purchaser advancing sufficient funds to Lithium as a retainer to cover the expenses associated with recording.

     2.2 Grant of Earn-In Right. As of the Effective Date, Lithium hereby grants to Purchaser the exclusive right, for so long as this Agreement remains in effect, (i) to enter upon the Property to explore, evaluate and develop and mine the Property including the Claims, and (ii) to acquire, pursuant to two separate earn-in options, up to a 100% undivided interest in the Property (the "Earn-In Right"), as follows:

     (a) INITIAL EARN-IN OPTION. The Purchaser may acquire an initial 80% undivided interest in the Property (the "Initial Earn-In Option") through the payment of an aggregate of US$300,000 in cash (the "Cash Consideration"), completing a Going Public Transaction on or before the date which is sixty (60) days from the Agreement Date, and subject to the completion of the Going Public Transaction, arranging for the issuance of a total of 400,000 common shares in the capital of the Resulting Issuer (the "Consideration Shares") as follows: (i) within five Business Days following the Effective Date, the Purchaser shall pay to Lithium the amount of US$100,000 plus US$30,000 for reimbursement of staking and filing preparation of the new claims, and arrange for the issuance to Lithium of 200,000 Consideration Shares; (ii) on or before the first anniversary of the Effective Date, Purchaser shall pay to Lithium the amount of US$100,000 and arrange for the issuance to Lithium of 100,000 Consideration Shares; (iii) on or before the second anniversary of the Effective Date, Purchaser shall pay to Lithium the amount of US$100,000 and arrange for issuance to Lithium of 100,000 Consideration Shares; and (iv) payment by Purchaser of all amounts required to keep the Claims in good standing including reimbursement costs for Claim fees paid for the current assessment year and the payment of any reclamation bond paid by Lithium and assigned to Purchaser.

     (b) In addition, to complete the Initial Earn-In Option and acquire its 80% interest in the Property, Purchaser is required to expend an aggregate of US$1,100,000 (the "Aggregate Work Obligation") in Exploration and Development Expenses (as defined in Exhibit B) as follows:

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      1st Agreement Year             US $200,000 Annual Work Commitment
      2nd Agreement Year             US $300,000 Annual Work Commitment
      3rd Agreement Year             US $600,000 Annual Work Commitment

"Agreement Year" means, during the Earn-In Period, each annual period with the first Agreement Year commencing on the Effective Date and ending on the date that is 12 months less one day from the Effective Date.

     (c) Any Exploration and Development Expenses incurred by Purchaser in excess of the Annual Work Commitment during any Agreement Year shall apply as a credit toward the Annual Work Commitment for the subsequent Agreement Year(s) and toward the Aggregate Work Obligation.

     (d) If Purchaser fails to achieve the Annual Work Commitment during any Agreement Year, and if such failure is not excused by an Event of Force Majeure (as defined in Section 7), then, in order to keep this Agreement in full force and effect, within 30 days after the end of such Agreement Year, Purchaser may elect to make a payment to Lithium which shall equal the amount of the Annual Work Commitment for that Agreement Year less the Exploration and Development Expenses actually incurred by Purchaser during that Agreement Year. Any such payment shall satisfy the Annual Work Commitment for the Agreement Year to which the payment relates.

     (e) If for any reason it is subsequently determined that the Annual Work Commitment was not completed during any Agreement Year, then, in order to keep its earn-in rights under this Agreement in good standing, Purchaser shall pay the amount of any agreed-upon deficiency to Lithium within 30 days after the parties reach agreement as to the amount of the deficiency, or as the parties may otherwise agree.

     (f) The Purchaser may in its sole discretion accelerate the timing of incurring Exploration and Development Expenses to meet the Aggregate Work Obligation and may exercise the Initial Earn-In Option at any time during the period from the Effective Date to the third anniversary of the Effective Date.

     (g) Lithium acknowledges that the Consideration Shares will be subject to such resale restrictions and hold periods as may be imposed by applicable securities legislation, and the rules and policies of the Exchange.

     (h) SUBSEQUENT EARN-IN OPTION. The Purchaser may acquire an additional 20% interest in the Property, in addition to the 80% interest that may be earned pursuant to the Initial Earn-in Option (for an aggregate 100% interest) (the "Subsequent Earn-In Option") by paying to Lithium, on or before the date that is 12 months after the exercise of the Initial Earn-In Option, the aggregate amount of US$1,000,000. The Purchaser may terminate the Subsequent Earn-In Option at any time by giving notice to Lithium or by not satisfying the requirements of this Section, whereupon the Subsequent Earn-In Option will terminate and the interests of Purchaser and Lithium will be 80% and 20%, respectively.

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     (i) Purchaser shall be the exploration  operator (the "Manager") during the
Earn-In Period. At the sole option and discretion of the Purchaser, Lithium will provide consulting services, labor for Exploration and Development, supervision of drilling, etc. and invoice the Purchaser for the services rendered.

     2.3 Timing, Manner, Nature and Extent of Activities at Manager's Discretion. The timing, manner, nature, and extent of any exploration, development, or any other activities or operations undertaken on or for the benefit of the Project or the Property under this Agreement shall be at the sole discretion of the Manager, and there shall be no express or implied covenant under this Agreement to begin or continue any such operations or activities provided however that Purchaser shall be able to comply with its obligations in
Section 2.2(b) hereof.

     2.4 Execution of Agreement. Upon execution of this Agreement, Lithium shall make available to the Purchaser all records, information and data in its possession or reasonably available to it relating to title to the Property or environmental conditions at or pertaining to the Claims and all maps, assays, surveys, technical reports, drill logs, samples, mine, mill, processing and smelter records, and metallurgical, geological, geophysical, geochemical, and engineering data, and interpretive reports derived therefrom, concerning the Property, and Purchaser, at its expense, may copy any such records, information and data that Purchaser desires. Lithium makes no representation or warranty as to the accuracy, reliability or completeness of any such records, information or data, and the Purchaser shall rely on the same at its sole risk.

3. ACQUISITION AND TRANSFER OF INTEREST AND NSR

     3.1 Completion of Initial Earn-In Option. Upon Purchaser having made the payments and share issuances in accordance with Section 2.2(a) the Purchaser shall provide Lithium with written notice of such completion and exercise of the Initial Earn-In Option. Lithium shall deliver to the Purchaser within 30 days of receipt of such exercise notice (a) deeds and assignments (in form and substance reasonably acceptable to Purchaser) conveying to Purchaser, or its assignee, an 80% undivided interest in the Property, and (b) appropriate conveyance documents (in form and substance reasonably acceptable to Purchaser) conveying to Purchaser an 80% undivided interest in any real property interests within the Area of Interest acquired by Lithium during the relevant period, free and clear of all liens, claims and encumbrances arising by, through or under Lithium.

     3.2 Nevada Subsidiary. In order to complete the transfer of the 80% interest from Lithium to Purchaser in accordance with the requirements of Nevada law, Purchaser will, if required, incorporate, prior to or concurrently with exercise of the Initial Earn-In Option, a Nevada subsidiary to hold its acquired interest.

     3.3 Formation of Jointly Owned Company. Upon Purchaser having exercised the Initial Earn-In Option and acquired an 80% undivided interest in the Property but having failed to exercise or having terminated the Subsequent Earn-In Option as provided for in Section 2.2(g), a joint venture shall have been formed and Purchaser and Lithium as of the date of failure to exercise or the date of

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termination of the Subsequent Earn-In Option,  then as of the date of failure to exercise or the date of termination of the Subsequent Earn-In Option, Purchaser and Lithium shall either (a) enter into a formal joint venture agreement,
generally  in  accordance  with  the  Rocky  Mountain   Mineral  Law  Foundation
Exploration, Development and Mine Operating Agreement (Model Form 5A), or, (b) alternatively, if agreed to by both parties, an LLC Operating Agreement and accompanying contribution agreements based on the Rocky Mountain Mineral Law Foundation Form 5 LLC Operating Agreement, pursuant to which Lithium and Purchaser would form a limited liability company of which they would be the members, to which they would contribute their respective interests in the Property. That agreement will govern the parties' ongoing activities at the Project, in either case including the concepts set forth in Section 6 below, and such other terms and provisions as are mutually agreeable to the parties. Lithium will be manager of the joint venture or the LLC. The parties agree to begin good faith negotiations of the applicable agreement at any time during the Initial Earn-In Period, when requested by Purchaser. If Purchaser has exercised the Initial Earn-In Option and either failed to exercise or terminate the Subsequent Earn-In Option and the parties have not completed their negotiation of and executed and delivered a joint venture agreement or an LLC Operating Agreement, the provisions of Section 6 shall govern their relationship until the appropriate agreement(s) are executed and delivered.

In the event Purchaser exercises the Subsequent Earn-in Right, the applicable agreement entered into shall terminate.

     3.4 Net Smelter Return(a) . If Purchaser exercises the Subsequent Earn-In Option to acquire a 100% interest in the Property, Lithium shall be vested with a 2.5% net smelter returns royalty on the production of minerals from the Property (the "Lithium NSR"), as described in Exhibit C. Upon the exercise of the Subsequent Earn-In Option, the Purchaser must promptly execute and deliver to Lithium a royalty deed in form and substance reasonably acceptable to Lithium.

     3.5 NSR Buy-Back(a) . Purchaser shall have the right to purchase up to 50% of the Lithium NSR at a cost of US$1,000,000, to reduce the Lithium NSR to 1.25%.

     3.6 NSR Transfer(a) . Subject to the buy-back right set forth above, Lithium shall have the right to sell, assign or transfer the Lithium NSR at any time, upon the provision of 30 days' notice to Purchaser.

4. REPRESENTATION, WARRANTIES, COVENANTS AND CONDITIONS

     4.1 Representations of Lithium. Lithium represents, warrants and covenants to Purchaser that:

     (a) Lithium is the owner of 100% of the Claims, free and clear of all liens, claims and encumbrances, and such claims are validly staked in accordance with the laws of the State of Nevada. Lithium is in exclusive possession of the Property, free and clear of all liens, claims, and encumbrances.

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(b) As to each of the  Claims,  subject  to the  paramount  title of the  United
States of America: (i) the Claims have been properly located and monumented on public domain land open to appropriation by mineral location, free and clear of any conflicting claims of which Lithium is aware; (ii) location notices and certificates and required maps have been properly posted, recorded and filed with the appropriate governmental agencies for each of the Claims; (iii) all filings and recordings required to maintain the Claims in good standing through the Effective Date, including evidence of timely payment of required claim maintenance fees, have been timely and properly made in the appropriate governmental offices; and, (iv) all required annual claim maintenance fees, Bureau of Land Management fees, Nevada county and state mining claim fees and other payments necessary to maintain the Claims through the assessment year ending August 31, 2016, have been timely and properly made.

     (c) All operations and activities conducted by or on behalf of Lithium on the Claims and the Property have been conducted in compliance with applicable federal, state and local laws, rules and regulations, including without limitation Environmental Laws (as defined in Exhibit B).

     (d) Lithium is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business in and is in good standing under the laws of the State of Nevada. Lithium has the requisite corporate power and capacity to carry on business as presently conducted, to enter into this Agreement, and to perform all of its obligations hereunder.

     (e) There are no outstanding agreements, leases or options (whether oral or written) which contemplate the acquisition of the Claims, or any other interest in the Property or within the Area of Interest or any interest therein by any other person or entity, or which limit or define in any way the activities that may be conducted on the Claims or on any other part of the Property. Except for the State of Nevada net proceeds of mines tax, there are no production royalties or other payments based on mineral production payable on the Claims.

     (f) The entering into of this Agreement and the performance by Lithium of its obligations hereunder will not violate or conflict with its constating documents, including its articles of incorporation or by-laws, any applicable law or any order, decree or notice of any court or other governmental agency, nor conflict with, or result in a breach of or default under any other contract or other commitment to which Lithium is a party or by which it is bound.

     (g) All requisite corporate actions on the part of Lithium, and on the part of its officers and directors necessary for the execution, delivery, and performance by it of this Agreement and all other agreements contemplated hereby, have been taken. This Agreement and all agreements and instruments contemplated hereby are, and when executed and delivered by it (assuming valid execution and delivery by the other party), will be, legal, valid, and binding

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obligations of it  enforceable  against it in accordance  with their  respective terms. Notwithstanding the foregoing, no representation is made as to the availability of equitable remedies for the enforcement of this Agreement or any other agreement contemplated hereby. Additionally, this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

     (h) To the best of the knowledge of Lithium, there are no adverse environmental conditions at the Property which constitute a nuisance or that have caused or could result in a violation of or liability under any Environmental Laws. In conducting activities on the Property, Lithium has complied with all applicable Environmental Laws as they relate to the Property and there have been no breaches of or liabilities caused or permitted to arise by Lithium under any Environmental Laws. Lithium has not (i) received notification from any person, including without limitation, any governmental authority, of any potential violation or alleged violation of any applicable Environmental Laws relating to the Property or of any inspection or possible inspection or investigation by any governmental authority under any applicable Environmental Laws relating to the Property, (ii) received any notification of or has knowledge of the presence or release of any Hazardous Materials (as defined in Exhibit B), in the soil, subsurface strata or water in, on or under the Property and (iii) been the subject of any claims or incurred any expenses in respect of the presence of any contaminants in the soil, subsurface strata or water in, on or under the Property.

     (i) There is no circumstance that would prevent any and all governmental licenses and permits required to carry out exploration, development, mining, processing, and reclamation operations on the Property from being obtained, as and when necessary.

     (j) Lithium has obtained all consents required under any other agreement to which it is a party and all required consents and approvals from governmental agencies as necessary for it to execute, deliver and perform its obligations under this Agreement.

     (k) There are no actions, suits or proceedings pending or, to the knowledge of Lithium, threatened against or affecting the Property or the interest of Lithium in the Property or any portion of the Property, including any actions, suits, or proceedings being prosecuted by any federal, state or local department, commission, board, bureau, agency, or instrumentality. To the knowledge of Lithium, it is not subject to any order, writ, injunction, judgment or decree of any court or any federal, state or local department, commission, board, bureau, agency, or instrumentality which relates to the Property.

     (l) Lithium will assist Purchaser in making applications for required permits or other required approvals from regulatory authorities required in order to conduct exploration and development activities and operations and related work on the Property.

     (m) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Lithium in such a manner as not to give rise to any valid claim against the Purchaser or any third party for a brokerage commission, finder's fee or other fee or commission arising by reason of the transactions contemplated by this Agreement.

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     (n)  Lithium  acknowledges  that  the  Consideration  Shares  will  not  be registered under the United States SECURITIES ACT OF 1933, as amended (the "U.S. SECURITIES ACT") or the securities laws of any State of the United States and may not be offered and sold, directly or indirectly, in the United States or by or to or for the account or benefit of a U.S. Person (as defined in Regulation S promulgated under the U.S. Securities Act) without registration under the U.S. Securities Act and any applicable State securities laws, unless an exemption from registration is available. Further, neither the Purchaser, nor the Resulting Issuer, has any present intention and is not obligated under any circumstances to register the Consideration Shares, or to take any other actions to facilitate or permit any proposed resale or transfer thereof in the United States or otherwise by or to or for the account or benefit of a U.S. Person, and in particular Lithium further acknowledges and agrees that Purchaser is hereby required to refuse to register any transfer of the Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration.

     (o) Lithium is acquiring the Consideration Shares pursuant to the exemption from registration provided by section 4(2) of the U.S. Securities Act in a transaction not involving a "public offering".

     4.2 Representations of Purchaser. The Purchaser represents, warrants and covenants to Lithium that:

     (a) The Purchaser is duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia, Canada, and is qualified to do business in that province. Purchaser has the requisite corporate power and capacity to carry on business as presently conducted, to enter into this Agreement, and to perform all of its obligations hereunder.

     (b) The entering into of this Agreement and the performance by the Purchaser of its obligations hereunder will not violate or conflict with its articles of incorporation or any applicable law or any order, decree or notice of any court or other governmental agency, nor conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which the Purchaser is a party or by which it is bound.

     (c) All requisite corporate actions on the part of the Purchaser, and on the part of its officers, directors and shareholders, necessary for the execution, delivery and performance by it of this Agreement and all other agreements contemplated hereby, have been taken. This Agreement and all agreements and instruments contemplated hereby are, and when executed and delivered by it (assuming valid execution and delivery by the other party), will be legal, valid and binding obligations of its enforceable against it in accordance with their respective terms. Notwithstanding the foregoing, no representation is made as to the availability of equitable remedies for the enforcement of this Agreement. Additionally, this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

     (d) The Purchaser has obtained all consents required under any agreement to which it is a party and all required consents and approvals from governmental agencies and any stock exchange, as necessary for it to execute, deliver and perform its obligations under this Agreement.

     (e) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser in such manner as not to give rise to any valid claim against Lithium or any third party for a brokerage commission, finder's fee or other fee or commission arising by reason of the transactions contemplated by this Agreement.

     (f) The Consideration Shares will be, upon their issuance, duly authorized and validly allotted and issued as fully paid and non-assessable shares in the capital of the Resulting Issuer, free and clear of any and all mortgages, liens, pledges, charges and other encumbrances excluding any restrictions other than resale restrictions which may be imposed by securities regulatory bodies in Canada and the United States.

     (g) Subject to a Going Public Transaction, the Resulting Issuer will be a "reporting issuer" (within the meaning of applicable securities laws) in at least one province of Canada, and the Resulting Issuer's common shares will be listed on the Exchange and no order ceasing or suspending trading in the securities of the Resulting Issuer nor prohibiting sale of such securities shall have been issued to the Resulting Issuer.

     4.4 Mutual Conditions. The respective obligations of the Parties hereto to consummate the transactions contemplated hereby are subject to the satisfaction of the conditions any of which may be waived by the mutual consent of such Parties without prejudice to their rights to rely on any other or others of such conditions:

     (a) The Parties shall have obtained all required regulatory approvals including, but not limited to, the approval of the Exchange.

     (b) The Purchaser shall have completed a Going Public Transaction.

     (c) The Effective Date shall occurred on or before May 6, 2016, or such later date as the Parties hereto agree to in writing.

     4.5 Conditions of Purchaser. Purchaser's obligations to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions any of which may be waived by the consent of Purchaser without prejudice to its rights to rely on any other or others of such conditions:

     (a) The representations and warranties of Lithium contained in this Agreement shall be true and accurate on the date hereof and at the Effective Date with the same force and effect as though such representations and warranties had been made as of the Effective Date.

     (b) There will have been no material adverse change in the condition of the Claims, howsoever arising.

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
     (c) Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Effective Time.

     4.5 Conditions of Lithium. Lithium's obligations to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions any of which may be waived by the consent of Lithium without prejudice to its rights to rely on any other or others of such conditions:

     (a) As of the Effective Date, the Resulting Issuer shall not have more than 22,900,000 common shares issued and outstanding on a non-diluted basis.

     (b) There will have been no material adverse change in the business of Purchaser howsoever arising.

     (c) The representations and warranties of Purchaser contained in this Agreement shall be true and accurate on the date hereof and at the Effective Date with the same force and effect as though such representations and warranties had been made as of the Effective Date.

     (d) The Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Effective Time.

5. TERMINATION OF AGREEMENT

     5.1 Termination by Purchaser. The Purchaser may in its sole discretion terminate this Agreement at any time by giving not less than 30 days prior written notice to that effect to Lithium. Upon expiration of the applicable notice period set forth in the preceding sentence, or if the Agreement is terminated pursuant to any other provision of this Agreement, the Agreement will be of no further force and effect. Upon such termination, Purchaser shall have no further obligation to incur Exploration and Development Expenses on or for the benefit of the Property and shall have no further obligations or liabilities to Lithium under this Agreement or with respect to the Property (including without limitation liability for lost profits or consequential, incidental or punitive damages as a result of an election by Purchaser to terminate this Agreement), other than (a) as set forth in the remainder of this paragraph, (b) its indemnification obligations under Section 11.1, and (c) its obligation to reclaim (in accordance with applicable law) any disturbances of the Property made by the Purchaser. Lithium hereby agrees to grant Purchaser such access to the Property as is reasonably necessary to complete any required reclamation. In the event of such termination, Lithium's indemnification obligation under
Section 11.2 shall survive. At any time Purchaser may, at its option, terminate its interest in some but less than all of the Property by written notice to Lithium, provided that if such notice (or notice of termination of this Agreement in its entirety) is received by Lithium after June 30th of any year, Purchaser shall remain obligated to pay the claim maintenance fees (and make all filings and recordings required in connection therewith) for those Claims to which such termination applies for the upcoming assessment year. To the extent the Purchaser terminates its interest in some but less than all of the Property, this Agreement shall remain in full force and effect with respect to the remaining Property. Notwithstanding the foregoing provisions of this Section 5.1, if, following termination of this Agreement by Purchaser, Lithium enters into an agreement with a third party regarding exploration, development or exploitation of all or any portion of the Property, the Purchaser's obligations under this Section 5.1 shall terminate.

     5.2 Default by Purchaser. In the event Purchaser is in default in the observance or performance of any of Purchaser's covenants, agreements or obligations under this Agreement, Lithium may give written notice of such alleged default specifying the details of same. The Purchaser shall have 30 days following receipt of said notice (or, in the event Purchaser in good faith disputes the existence of such a default, 30 days after a final, non-appealable order of a court of competent jurisdiction finding that such a default exists) within which to remedy any such default described therein, or to diligently commence action in good faith to remedy such default. If the Purchaser does not cure or diligently commence to cure such default by the end of the applicable 30-day period, then Lithium shall have the right to terminate this Agreement by providing 30 days advance written notice to the Purchaser. In the event of such termination, the provisions of Section 5.1 shall apply with respect to the parties' ongoing obligations and liabilities.

6. PARTICIPATION FOLLOWING EARN-IN

     6.1 Participation in Expenditures. At such time as the Purchaser earns an 80% undivided interest in the Property pursuant to the exercise of the Initial Earn-In Option but has failed to exercise or has terminated the Subsequent Earn-In Option, subject to the provisions of Section 2.2(h), the parties will thereafter participate in expenditures on the Property in accordance with their respective interests therein (or in the LLC), or have their interest diluted in accordance with a straight line dilution formula, as set forth in the applicable agreement.

     6.2 Dilution. If through dilution the interest of a party is reduced to less than 10%, then that party's interest shall automatically be converted to a 7.5% net smelter returns royalty (the "Dilution NSR"), as described in Exhibit
C. Should the Claims or any mining claims or other real property interests acquired within the Area of Interest be burdened by production royalties payable to third parties or the United States government, then with respect to those properties the Dilution NSR would be reduced by the amount of such royalty but not below 6.5%. The reduction, however, shall not apply to the Lithium NSR payable to Purchaser described in Section 3.4.

     6.3 Joint Venture Manager. The position of manager of the joint venture or the LLC will be held by the Purchaser.

     6.4 Annual Programs and Budgets. Annual programs and budgets will be proposed by the manager and reviewed and approved by a management committee comprised of members from the Purchaser and Lithium voting in proportion to their respective percentage interests in the Property or the LLC.

     6.5 Management Committee. The management committee will be formed generally in accordance with the provisions of Model Form 5A or Model Form 5 LLC with committee members of each party holding collectively votes in proportion to the interests held by the party they represent.

     6.6 Mine Construction. The decision to commence construction of a mine shall be made by majority approval of the management committee.

     6.7 Data. All exploration and related data generated by either party must be provided to the other party. The manager will provide summary reports to the other party on a quarterly basis.

     6.8 Contribution. If either party defaults in its contributions to any program and budget to which it has agreed and become obligated to contribute, its interest will be diluted at a rate of 200% of the normal straight line dilution rate, and other typical default remedies may be exercised by the non-defaulting party.

     6.9 Minority Party Review of Annual Programs and Budgets. Annual programs and budgets must be presented to the minority party 60 days prior to funds being required. This includes any amendments to any approved annual program and budget.

     6.10 Tax Partnership Option. At the option of Purchaser, the parties will form a tax partnership on terms substantially similar to the applicable provisions or exhibits of Model Form 5A or Model Form 5 LLC.

7. OPERATIONS DURING EARN-IN PERIOD

     During the Earn-In Period:

     7.1 Operations. The Purchaser and its employees, agents, consultants and independent contractors shall have the exclusive right to enter upon the Property and to conduct such prospecting, exploration, development or other related work thereon and thereunder as they desire and as is permitted by federal and Nevada laws. The Purchaser's activities on the Property may include any activities for which the costs would qualify as Exploration and Development Expenses, as well as the removal of mineral samples for the purpose of, and in amounts appropriate for, testing such mineral samples, including bulk sampling, and in addition the Purchaser shall have the right to bring upon and erect upon the Property such buildings, plants, machinery and equipment as the Purchaser may deem necessary or desirable to carry out such activities.

     7.2 Exploration and Development Decisions. The Manager in its sole discretion will decide any matter concerning the conduct, timing and nature of its prospecting, exploration, development or other mining activities on the Property.

     7.3 Compliance with Laws During Earn-In Period. The Manager shall conduct its exploration, development and other activities on the Property in substantial compliance with applicable laws and regulations, including laws and regulations related to exploration, development and mining.

     7.4 Timely Payment. The Purchaser, so long as it has not terminated this Agreement in whole or in part, shall be responsible for timely payment of required claim maintenance fees, property taxes, and any other payments required to maintain the Claims.

     7.5 Claim Rights. Subject to the prior consent of Lithium, the Manager shall have the right to abandon, relocate, amend, defend contests or adverse actions or suits and negotiate settlement thereof with respect to any and all of the Claims, and Lithium shall cooperate with the Manager and shall execute any and all documents necessary or desirable in the opinion of Manager to further such amendments, relocations, contests, adverse actions or suits, or settlement of such contests or adverse actions or suits. The Manager shall not be liable to Lithium for the loss of any of the Claims as a result of such abandonments, amendments, relocations, contests or adverse actions or suits, so long as the same are undertaken in good faith and with the prior consent of Lithium.

     7.6 Data. All exploration and related data generated by either party must be provided to both parties in as close to near real time as reasonable.

     7.7 Right to Visit Property. Either party and their authorized agents, at their sole risk and expense, shall have the right, exercisable during regular business hours, at a mutually convenient time, in compliance with Manager's safety rules and regulations and applicable law, and in a reasonable manner so as not to interfere with Manager's operations, to go upon the Property for the purpose of confirming that the Purchaser is conducting its operations in the manner required by this Agreement. The parties shall indemnify and hold Manager harmless from all claims for damages arising out of any death, personal injury or property damage sustained by them, their agents or employees, while in or upon the Property, whether or not the party, its agents or employees are in or upon the Property pursuant to this Section 7.7, unless such death, injury or damage is due to Manager's gross negligence or willful misconduct.

     7.8 Title to the Property; Liens. The Purchaser and Lithium shall keep the title to the Property free and clear of all liens and encumbrances resulting from operations hereunder; provided, however, that each of the Purchaser and Lithium may refuse to pay any claims asserted against it which it disputes in good faith. At its sole cost and expense, the Purchaser or Lithium, as the case may be, shall contest any suit, demand or action commenced to enforce such a claim and, if the suit, demand or action is decided by a court or other authority of ultimate and final jurisdiction against Purchaser, Lithium or the Property, the applicable party shall promptly pay the judgment and shall post any bond and take all other action necessary to prevent any sale or loss of the Property or any part thereof.

     7.9 Reclamation Bonds. During the Earn-in Period, (i) the Purchaser shall reimburse Lithium for any existing reclamation bonds, and provide any additional funds required for reclamation bonds related to its activities on the Property and shall be entitled to receive the funds securing such bonds when such bonds are released, and (ii) shall perform reclamation work required in connection with its activities on the Property. If a joint venture or LLC is formed in accordance with Section 3.2 hereof, the reclamation obligations associated with any disturbances of the Property made by Purchaser during the Earn-In Period shall become obligations of the joint venture or LLC, and the joint venture or LLC shall reimburse Purchaser for the funds Purchaser previously provided for reclamation bonds. If Purchaser terminates this Agreement prior to acquiring an interest in the property, Purchaser shall complete reclamation work required as a result of activities conducted on the Property in compliance with this Agreement, or Lithium shall complete such reclamation work at Purchaser's written request and at Purchaser's expense.

     7.10 Standard of Care. Lithium and the Purchaser shall conduct all operations in a good, workmanlike and efficient manner, in substantial accordance  with  sound  mining  and other  applicable  industry  standards  and practices,  and in  substantial  accordance  with the  terms and  provisions  of
leases,  licenses,   permits,  contracts  and  other  agreements  pertaining  to
Property.

8. FORCE MAJEURE

     If Purchaser should be delayed in or prevented from performing any of the terms, covenants or conditions of this Agreement by reason of a cause beyond the control of Purchaser, whether or not foreseeable, including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, strikes, lockouts or other labor disputes, wars, acts of God, changes in laws, native title claims, inability to obtain required governmental permits or approvals in a timely manner, curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws, government regulation or interference (but excluding a lack of funds), drought or other adverse weather condition, actions by citizen groups including but not limited to environmental organizations, or any other cause whether similar or dissimilar to the foregoing (each an "Event of Force Majeure"), then any such failure on the part of Purchaser to so perform shall not be deemed to be a breach of this Agreement and the time within which Purchaser is obliged to comply with any terms, covenants or conditions of this Agreement shall be extended by the period of all such delays. Purchaser shall give notice in writing to Lithium forthwith and for each Event of Force Majeure shall set out in such notice particulars of the cause, and the date on which the same arose, and shall take all reasonable steps to remove the cause of such Event of Force Majeure (although Purchaser shall have no obligation to settle any labor dispute on terms other than those acceptable to it in its sole discretion), and shall also give notice immediately following the date that such cause ceases to exist.

9. AREA OF INTEREST

     9.1 Area of Interest. Any interest or rights to acquire (a) any interest in mining claims or in other real property interests within the area described in Exhibit D (the "Area of Interest"), or (b) contiguous claims that may extend beyond the Area of Interest, acquired during the Earn-In Period by or on behalf of any party or any affiliate or subsidiary of any party shall become subject to the terms and provisions of this Agreement in accordance with the provisions of
Section 9.2.

     9.2 Property Acquisition Procedures. Within 30 days after the acquisition of such additional property, all or any portion of which lies within the Area of Interest (or which constitutes contiguous claims that may extend beyond the Area of Interest), the acquiring party shall notify the other party of such acquisition. Such notice shall describe in detail the acquisition, the lands, the nature of the interest therein, the mining claims or other real property interest covered thereby, and the acquisition cost. In addition to such notice, the acquiring party shall make any and all information it has concerning the additional property available to the other party. The other party shall then have 30 days after receipt of such notice and information to elect in its sole discretion to include such additional interest in the Property and such interest shall become part of the Property.

     9.3 Property Acquisition Costs. Any unpatented mining claims staked by Purchaser during the term of this Agreement should be staked under the name of Lithium. Should Lithium be the acquiring party and should the additional property become part of the Property, Purchaser shall reimburse Lithium for its acquisition costs, and the amount of such reimbursement shall count as Exploration and Development Expenses.

     9.4 Additional Interests. If a party is entitled to and does elect not to include such an additional interest as part of the Property, then with respect to that additional interest, the acquiring party shall be free to take actions with respect to and dispose of such interest without any obligation to the other party.

     9.5 Acquisition and Quitclaim of Property Interests. All real property interests within the Area of Interest and any contiguous claims that extend beyond the Area of Interest which are acquired by Purchaser and which are added to the Property pursuant to Section 9.2 shall be quitclaimed by the Purchaser to Lithium promptly after Lithium provides the notice referred to in Section 9.2.

     9.6 After-Acquired Interest Within Area of Interest. Following termination of this Agreement, Purchaser will not acquire any interest in or rights to real property within the Area of Interest for two years from the termination date.

10. ASSIGNMENT

     10.1 Assignment by Purchaser. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Purchaser may, upon the prior written approval of Lithium, which approval shall not be unreasonably withheld or delayed, assign its interest in this Agreement to any third party that is not affiliated with Purchaser at any time, provided that Lithium has declined to acquire the interest as provided in
Section 10.2 and further provided that the assignee agrees in writing to assume all Purchaser's obligations under this Agreement. Upon such assignment, or an assignment to an affiliate (as described below), Purchaser shall have no further obligations or liabilities under this Agreement. Notwithstanding the foregoing, at any time, and without the consent of Lithium, Purchaser may assign this
Agreement:

     (a) to one or more of its affiliates upon the affiliate assuming all of Purchaser's obligations under this Agreement (affiliate meaning any entity which directly or indirectly controls or is controlled by, or under common control with, Purchaser);

     (b) in connection with a pledge by Purchaser for financing purposes;

     (c) in connection with a corporate merger or reorganization involving Purchaser or any affiliate;

     (d) in connection with a Going Public Transaction;

     (e) in connection with a sale of all or substantially all of Purchaser's assets; or

     (f) to a third party that is technically and financially capable of performing Purchaser's obligations under this Agreement.

11. INDEMNIFICATION

     11.1 Indemnification by Purchaser. Purchaser agrees to indemnify, defend and hold harmless Lithium (and its officers, directors, successors, and assigns) from and against any and all debts, liens, claims, causes of action, administrative orders and notices, costs (including, without limitation, response and/or remedial costs), personal injuries, losses, damages, liabilities, demands, interest, fines, penalties and expenses, including reasonable attorney's fees and expenses, consultant's fees and expenses, court costs and all other out-of-pocket expenses, suffered or incurred by Lithium and its successors as a result of:

     (a) any breach by Purchaser of any of its representations, warranties, covenants and obligations set forth in this Agreement; or

     (b) any operations or activities engaged in by Purchaser on the Property, including without limitation any matter, condition or state of fact involving Environmental Laws or Hazardous Materials or Environmental Liabilities which may arise after the Effective Date of this Agreement and that is caused by Purchaser.

     11.2 Indemnification by Lithium. Lithium agrees to indemnify, defend and hold harmless Purchaser (and its officers, managers, members, successors, and assigns) from and against any and all debts, liens, claims, causes of action, administrative orders and notices, costs (including, without limitation, response and/or remedial costs), personal injuries, losses, damages, liabilities, demands, interest, fines, penalties and expenses, including reasonable attorney's fees and expenses, consultant's fees and expenses, court costs, and all other out-of-pocket expenses suffered or incurred by Purchaser and its successors as a result of:

     (a) any breach by Lithium of any of its representations, warranties, covenants and obligations set forth in this Agreement; or

     (b) any operations or activities engaged in by Lithium on the Property, including without limitation any matter, condition or state of fact involving Environmental Laws or Hazardous Materials or Environmental Liabilities which may exist prior to the Effective Date of this Agreement or which may arise after the Effective Date of this Agreement and that is caused by Lithium.

     11.3 Indemnification Procedures. The parties hereto, within 5 days after the service of process upon either of them in a lawsuit, including any notices of any court action or administrative action (or any other type of action or proceeding), or promptly after either of them, to its respective knowledge, shall become subject to, or possess actual knowledge of, any damage, liability, loss, cost, expense, or claim to which the indemnification provisions of this
Section 10 relate, shall give written notice to the other party setting forth the fact relating to the claim, damage, or loss, if available, and the estimated amount of the same. "Promptly" for purposes of this paragraph shall mean giving notice within 5 days. Failure to provide prompt notification shall not relieve either party of its indemnification obligations hereunder unless such party is materially prejudiced thereby. Upon receipt of such notice relating to a lawsuit, the indemnifying party shall be entitled to:

     (a) participate at its own expense in the defense or investigation of any claim or lawsuit; or

     (b) assume the defense thereof, in which event the indemnifying party shall not be liable to the indemnified party for legal or attorney fees thereafter incurred by such indemnified party in defense of such action or claim; provided, that if the indemnified party may have any unindemnified liability out of such claim, such party shall have the right to approve the counsel selected by the indemnifying party, which approval shall not be withheld unreasonably.

     If the indemnifying party assumes the defense of any claim or lawsuit, all costs of defense of such claim or lawsuit shall thereafter be borne by such party and such party shall have the authority to compromise and settle such claim or lawsuit, or to appeal any adverse judgment or ruling with the cost of such appeal to be paid by such party; provided, however, if the indemnified party may have any unindemnified liability arising out of such claim or lawsuit the indemnifying party shall have the authority to compromise and settle each such claim or lawsuit only with the written consent of the indemnified party, which shall not be withheld unreasonably. The indemnified party may continue to participate in any litigation at its expense after the indemnifying party assumes the defense of such action. In the event the indemnifying party does not elect to assume the defense of a claim or lawsuit, the indemnified party shall have authority to compromise and settle such claim or lawsuit only with the written consent of the indemnifying party, which consent shall not be unreasonably withheld, or to appeal any adverse judgment or ruling, with all costs, fees, and expenses indemnifiable under this Section 11 hereof to be paid by the indemnifying party. Upon the indemnified party's furnishing to the indemnifying party an estimate of any loss, damage, liability, or expense to which the indemnification provisions of this Section 11 relate, the indemnifying party shall pay to the indemnified party the amount of such estimate within 10 days after receipt of such estimate.

12. CONFIDENTIALITY

     12.1 Confidentiality. All data and information coming into possession of Lithium or Purchaser by virtue of this Agreement with respect to the business or operations of the other party, or the Property generally, shall be kept confidential and shall not be disclosed to any person not a party hereto without the prior written consent of the other party, except:

     (a) as required by law, rule, regulation or policy of any stock exchange or securities commission having jurisdiction over a party;

     (b) as may be required by a party in the prosecution or defense of a lawsuit or other legal or administrative proceedings;

     (c) as required by a financial institution in connection with a request for financing relating to development or mining activities; or

     (d) as may be required in connection with a proposed conveyance to a third party of an interest in the Property or this Agreement, provided such third party agrees in writing in a manner enforceable by the other party to abide by all of the provisions of this Section 11 with respect to such data and information.

     12.2 Disclosure. To the extent either party intends to disclose data or information via press release or other similar format as described in Section 12.1(a), the disclosing party shall provide the other party with not less than 48 hours' notice (or such lesser period of time as the party reasonably considers to be available before its failure to make such announcement or statement will constitute a breach of applicable law or regulatory requirements) of the text of the proposed disclosure, and the other party shall have the right to comment on the same.

     12.3 Own Analysis. Each party agrees with the other that in negotiating and entering into this Agreement it has relied on its own analysis and estimates as to the value of the Property and upon its own geologic and engineering interpretations related thereto.

13. ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties relating to the Property, and supersedes the offer letter entered into between the parties and dated February 10, 2016, in respect of the transactions contemplated herein.

14. DISPUTE RESOLUTION

     The parties hereby agree that any dispute arising under this Agreement shall be subject to the informal dispute resolution procedure set forth in this
Section 14. For purposes of this Section 14, the party asserting the existence of a dispute as to the interpretation of any provision of this Agreement or the performance by the other party of any of its obligations hereunder shall notify the other party of the nature of the asserted dispute. Within seven business days after receipt of such notice, the President (or a designee) of Purchaser and the President (or a designee) of Lithium shall arrange for a personal or telephone conference in which they use good faith efforts to resolve such dispute. If those individuals are unable to resolve the dispute, they shall each prepare and, within seven business days after their conference, circulate to the President (or a designee) of Purchaser and the President (or a designee) of Lithium a memorandum outlining in reasonable detail the nature of the dispute. Within five business days after receipt of the memoranda, the individuals to whom the memoranda were addressed shall arrange for a personal or telephone conference in which they attempt to resolve such dispute. If those individuals are unable to resolve the dispute, either party may proceed with any legal or equitable remedy available to it; provided, however, that the parties agree that any statement made as to the subject matter of the dispute in any of the conferences referred to in this Section 14 shall not be used in any legal proceeding against the party that made such statement. Notwithstanding the foregoing, if Purchaser has made an election in accordance with the provisions of Sections 2.2(h) or 3.1, and Lithium refuses to execute and deliver the appropriate deed as referred to therein, the parties agree that the Purchaser may seek an order from a court requiring specific performance of that obligation, as an appropriate and necessary remedy under such circumstances, in addition to any other legal or equitable remedies that may be available.

15. GENERAL

     15.1 Notice. Notice to Purchaser or to Lithium shall be sufficiently given if delivered personally, or if sent by reputable overnight courier, or if transmitted by facsimile to such party:

     (a) in the case of a notice to Purchaser at:

                   1032701 B.C. Ltd.
                   885 West Georgia Street
                   Suite 900
                   Vancouver, British Columbia, Canada V6C 3H1
                   Attention: Gary Korzenowski
                   Email:  ggkorz@gmail.com

And

     (b) in the case of a notice to Lithium at:

                   Lithium Corp.
                   1031 Railroad Street, Suite 102B
                   Elko, NV 89801, United States
                   Attention: President and CEO
                   Email: info@lithiumcorporation.com

or at such other address or addresses as the party to whom such notice or other writing is to be given shall have last notified the party giving the same in the manner provided in this section. Any notice or other writing delivered to the party to whom it is addressed as set forth above shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day in the city where the notice is delivered, then such notice or other writing shall be deemed to have been given and received on the next following business day. Any notice or other writing submitted by facsimile or other form of recorded communication shall be deemed to have been given and received on the first business day after its transmission.

     15.2 Further Assurances. Each of Purchaser and Lithium shall, with reasonable diligence, do all such things and provide all such reasonable assurances and assistance as may be required to consummate the transactions contemplated by this Agreement and each party shall provide such further documents or instruments required by the other party as may reasonably be necessary or desirable in order to give effect to the terms and conditions of this Agreement and carry out its provisions at, before or after the Effective Date.

     15.3 Counterparts. This Agreement may be executed by each of Purchaser and Lithium in counterparts and by facsimile, or by electronic delivery, each of which when so executed and delivered shall be an original, but both such counterparts, whether executed and delivered in the original or by facsimile or by electronic delivery, shall together constitute one and the same agreement.

     15.4 US Dollars. All dollar references in this Agreement are to United States dollars.

     15.5 Governing Law. This Agreement, including all documents annexed hereto and other agreements, documents and other instruments delivered in connection herewith shall be governed by and construed in accordance with the laws of the State of Nevada (other than its rules as to conflicts of law) and the federal laws of the United States applicable therein.

     15.6 Third Party Beneficiaries. The parties agree that this Agreement shall be construed to benefit the parties hereto and their respective permitted successors and assigns only, and shall not be construed to create any third party beneficiary rights in any other party or in any governmental organization or agency, except as specifically set forth in Section 10.

     15.7 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument or agreement contemplated hereby shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any such other instrument or agreement contemplated hereby.

     15.8 No Implied Covenants. No implied term, covenant, condition or provision of any kind whatsoever except for good faith and fair dealing shall affect any of the parties' respective rights and obligations hereunder, including, without limitation, rights and obligations with respect to exploration, development, mining, processing and marketing of minerals, and the only terms, covenants, conditions or provisions which shall in any way affect any of their respective rights and obligations shall be those expressly set forth in this Agreement.

     15.9 Amendment. This Agreement may not be amended or modified, nor may any obligation hereunder be waived, except by writing duly executed on behalf of both parties, and unless otherwise specifically provided in such writing, any amendment, modification, or waiver shall be effective only in the specific instance and for the purpose it is given.

     15.10 Corporate Opportunity. This Agreement is, and the rights and obligations of the parties are, strictly limited to the matters set forth herein. Subject to the provisions of Section 9, each of the parties shall have the free and unrestricted right to independently engage in and receive the full benefits of any and all business ventures of any sort whatever, whether or not competitive with the matters contemplated hereby, without consulting the other or inviting or allowing the other to participate therein. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either party, whether adjacent to, nearby, or removed from the Property, and neither party shall have any obligation to the other with respect to any opportunity to acquire any interest in any property outside the Property at any time, or within the Property after termination of this Agreement, regardless of whether the incentive or opportunity of a party to acquire any such property interest may be based, in whole or in part, upon information learned during the course of operations or activities hereunder.

     15.11 Rule Against Perpetuities. The parties do not intend that there be any violation of the rule of perpetuities, the rule against unreasonable restraints or the alienation of property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Property, or in any other real property, exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, such violation should inadvertently occur, the parties hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the parties within the limits permissible under such rules.

     15.12 No Partnership. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any mining, commercial, tax or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein.

     IN WITNESS WHEREOF, the parties have executed this Exploration Earn-In Agreement effective as of the date first set forth above.

LITHIUM CORP.,
a Nevada corporation

By: /s/ Brian Goss
    -----------------------------

Printed Name: Brian Goss
Title: President & Director

1032701 B.C. LTD.,
a British Columbia corporation


By: /s/ Gary Korzenowski
    -----------------------------

Printed Name: Gary Korzenowski
Title: Director

                                    EXHIBIT A

To that Exploration Earn-In Agreement between LITHIUM CORP., and 1032701 B.C. LTD., dated effective February 10, 2016.

                                     CLAIMS
                            Esmeralda County, Nevada

                                                                                County
    Claim          Location     Date Filed        BLM Serial     Date Filed     Document
     Name            Date          BLM              Number         County        Number           Status      Acres
    FL #5          1/3/2009                       NMC1006705                                      ACTIVE        80
    FL #6          1/3/2009                       NMC1006706                                      ACTIVE        80
    FL #7          1/3/2009                       NMC1006707                                      ACTIVE        80
    FL #8          1/3/2009                       NMC1006708                                      ACTIVE        80
    FL #9          1/3/2009                       NMC1006709                                      ACTIVE        80
    FL #10        11/10/2012                      NMC1087284                                      ACTIVE        80
    FL #11        11/10/2012                      NMC1087285                                      ACTIVE        80
    FL #12         1/3/2009                       NMC1006710                                      ACTIVE        80
    FL #13         1/3/2009                       NMC1006711                                      ACTIVE        80
    FL #14         1/3/2009                       NMC1006712                                      ACTIVE        80
    FL #17         1/3/2009                       NMC1006715                                      ACTIVE        80
    FL #18         1/3/2009                       NMC1006716                                      ACTIVE        80
    FL #19         2/3/2009                       NMC1006717                                      ACTIVE        80
    FL #20        11/10/2012                      NMC1087286                       188202         ACTIVE        80
    FL #21         2/3/2009                       NMC1006718                                      ACTIVE        80
    FL #22         2/3/2009                       NMC1006719                                      ACTIVE        80
    FL #23         2/3/2009                       NMC1006720                                      ACTIVE        80
    FL #24         2/3/2009                       NMC1006721                                      ACTIVE        80
    FL #26         2/3/2009                       NMC1006741                                      ACTIVE        80
    FL #27         2/3/2009                       NMC1006742                                      ACTIVE        80
    FL #28         2/3/2009                       NMC1006743                                      ACTIVE        80
    FL #29         2/3/2009                       NMC1006744                                      ACTIVE        80
    FL #30         2/3/2009                       NMC1006745                                      ACTIVE        80
    FL #31         2/3/2009                       NMC1006746                                      ACTIVE        80
    FL #37         3/4/2009                       NMC1006752                                      ACTIVE        80
    FL #90        11/10/2012                      NMC1087287                       188203         ACTIVE        80
    FLS 1         12/22/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 2         12/22/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 3         12/22/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 4         12/22/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                 FILED

                                      A-1

    FLS 5         12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 6         12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 7         12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 8         12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 9         12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 10        12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 11        12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 12        12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 13        12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 14        12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 15        12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    FLS 16        12/23/2015                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 0010        1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 0012        1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 0016        1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 0018        1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
     Li 1          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
     Li 2          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
     Li 3          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
     Li 4          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
     Li 5          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
     Li 6          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
     Li 7          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
     Li 8          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED

                                      A-2

     Li 9          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 10          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 11          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 12          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 13          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 14          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 15          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 16          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 17          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 18          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 19          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 20          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 22          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 24          1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 109         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 110         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 111         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 112         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 113         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 114         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 115         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 116         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 117         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 118         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED

                                      A-3

    Li 119         1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 120         1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 121         1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 122         1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 123         1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 124         1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 125         1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 126         1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 127         1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 128         1/15/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 221         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 222         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 223         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 224         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 225         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 226         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 227         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 228         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 229         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 230         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 231         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 232         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 234         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED
    Li 236         1/16/2016                          N/A                            N/A        STAKED NOT      80
                                                                                                  FILED

                                    EXHIBIT B

To that Exploration Earn-In Agreement between LITHIUM CORP., and 1032701 B.C. LTD., dated effective February 10, 2016.

                                   DEFINITIONS

     A. "Effective Date" shall mean the date on which the Going Public Transaction is completed, and approval of the Exchange to the issuance of the Consideration Shares is received.

     B. "Environmental Laws" shall mean all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof) concerning pollution or protection of the environment, reclamation, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the existence, manufacture, processing, distribution, use, treatment, storage, disposal, recycling, transport, or handling or reporting or notification to any governmental authority in the collection, storage, use, treatment or disposal of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     C. "Environmental Liabilities" shall mean any liability arising out of, based on or resulting from (i) the presence, release, threatened release, discharge or emission into the environment of any Hazardous Materials or substances existing or arising on, beneath or above such property and/or emanating or migrating and/or threatening to emanate or migrate from such property to other properties; (ii) disposal or treatment of or the arrangement for the disposal or treatment of Hazardous Materials originating or transported from such property to an off-site treatment, storage or disposal facility, (iii) physical disturbance of the environment on or from such property; or (iv) the violation or alleged violation of any Environmental Laws relating to such property.

     D. "Exchange" shall mean any of the Toronto Stock Exchange, the TSX Venture Exchange, and the Canadian Securities Exchange, and following completion of a Going Public Transaction shall refer to the public stock exchange on which the Going Public Transaction was completed.

     E. "Exploration and Development Expenses" shall mean and include all costs or fees, expenses, liabilities and charges paid, incurred or accrued by Purchaser which are related to exploration activities on or for the benefit of the Property, including without limitation:

     1. All costs and expenses incurred in conducting exploration and prospecting activities on or in connection with the Property, including, without limitation, the active pursuit of required federal, state or local authorizations or permits and the performance of required environmental protection or reclamation obligations, the negotiation and performance of desirable agreements with local communities or governments, the building, maintenance and repair of roads, drill site preparation, drilling, tracking, sampling, trenching, digging test pits, shaft sinking, acquiring, diverting and/or transporting water necessary for exploration, logging of drill holes and drill core, completion and evaluation of geological, geophysical, geochemical or other exploration data and preparation of interpretive reports, and surveying and laboratory costs and charges (including assays or metallurgical analyses and tests);

     2. All expenses incurred in conducting development activities on or in connection with the Property, the active pursuit of required federal, state or local authorization or permits, the negotiation and performance of agreements with local communities, and the performance of required environmental protection or reclamation obligations, pre-stripping and stripping, the construction and installation of a mill, leach pads or other beneficiation facilities for valuable minerals, and other activities, operations or work performed in preparation for the removal or testing of valuable minerals from the Property;

     3. All costs of Purchaser in acquiring additional interests in real property within the Area of Interest, to the extent such interests become subject to this Agreement, including without limitation costs and expenses incurred by Purchaser in conducting negotiations and due diligence, attorneys' fees and all amounts paid by Purchaser to third parties in acquiring such interests, and costs incurred by Lithium with the advance approval of Purchaser and reimbursed by Purchaser;

     4. All costs incurred in performing any reclamation or other restoration or clean-up work required by any federal, state or local agency or authority or agreements with the same or local communities, and all costs of insurance obtained or in force to cover activities undertaken by or on Purchaser's behalf on the Property;

     5. Salaries, wages, expenses and benefits of Purchaser's employees or consultants engaged in operations directly relating to the Property, including salaries and fringe benefits of those who are temporarily assigned to and directly employed on work relating to the Property for the periods of time such employees are engaged in such activities and reasonable transportation expenses for all such employees to and from their regular place of work to the Property;

     6. All costs incurred in connection with the preparation of pre-feasibility or feasibility studies, Bankable Feasibility Studies, and economic and technical analyses pertaining to the Property, whether carried out by Purchaser or by third parties under contract with Purchaser;

     7. Taxes and assessments, other than income taxes, assessed or levied upon or against the Property or any improvements thereon situated thereon for which Purchaser is responsible or for which Purchaser reimburses Lithium;

     8. Costs of material, equipment and supplies acquired, leased or hired, for use in conducting exploration or development operations relating to the Property; provided, however, that equipment owned and supplied by Purchaser shall be chargeable at rates no greater than comparable market rental rates available in the area of the Property;

     9. Costs and expenses of establishing and maintaining field offices, camps and housing facilities;

     10. Costs incurred by Purchaser in examining and curing title to any part of the Property, in maintaining the Property, whether through the performance of assessment work, the payment of claim maintenance fees or otherwise, in making required payments or performing other required obligations under any underlying agreements, in exercising options or rights to acquire portions of the Property, or in satisfying surface use or damage obligations to landowners, or in conducting any analyses of the environmental conditions at the Property.

     F. "Going Public Transaction" means (a) a listing of the common share capital of the Purchaser on the Exchange; (b) the acquisition of the Purchaser by an existing company listed on the Exchange, such that the resulting effect is that holders of the common share capital of the Purchaser receive shares in the capital of the resulting public company; (c) the assignment or transfer of the rights granted under this Agreement by the Purchaser to an existing company listed on the Exchange; or (d) any other type of transaction whatsoever which results in the current holders of the common share capital of the Purchaser receiving shares of a company listed on the Exchange in exchange for their existing shares of the Purchaser, or which results in the rights granted under this Agreement being held by a company listed on the Exchange.

     G. "Hazardous Materials" means any substance: (a) the presence of which requires reporting, investigation, removal or remediation under any Environmental Law; (b) that is defined as "dangerous goods", a "hazardous waste," "hazardous substance," "extremely hazardous substance" or "pollutant" or "contaminant" under any Environmental Law; (c) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Law; (d) the presence of which on a property causes or threatens to cause a nuisance upon the property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the property; (e) that contains gasoline, diesel fuel or other liquid hydrocarbons; or (f) that contains PCBs, asbestos or urea formaldehyde foam insulation.

     H. "Resulting Issuer" means the resulting public company, listed on the Exchange, following completion of a Going Public Transaction.

                                    EXHIBIT C

To that Exploration Earn-In Agreement between LITHIUM CORP., and 1032701 B.C. LTD., dated effective February 10, 2016.

                           NET SMELTER RETURNS ROYALTY

     1. Calculation.

     (a) As used herein, "Payor" means the Party obligated to pay the Production Royalty (and its successors and assigns), and "Payee" means the Party entitled to receive the Production Royalty (and its successors and assigns).

     (b) As used herein, "Net Smelter Returns" means the Gross Returns from any and all ores, metals, minerals and materials of every kind and character ("Valuable Minerals") found in, on or under the Claims, (as such term is defined in the Agreement to which this Exhibit Cis attached) extracted, produced and sold or deemed to have been sold from the Claims, less all Allowable Deductions.

     (c) As used herein, "Gross Returns" has the following meanings for the following categories of Valuable Minerals:

     (i) If Payor causes refined gold that meets or exceeds the generally accepted commercial standards for refined gold to be produced by an independent third-party refinery from ores mined from the Claims, for purposes of determining the Production Royalty, the refined gold shall be deemed to have been sold in the calendar month in which it was produced at the refinery at the Monthly Average Gold Price for that month. The Gross Returns from such deemed sales shall be determined by multiplying Gold Production during the month by the Monthly Average Gold Price. As used herein, "Gold Production" means the quantity of refined gold that is outturned to Payor's account by the refinery during the calendar month on either a provisional or final settlement basis. If outturn of refined gold is made by the refinery on a provisional basis, the Gross Returns shall be based upon the amount of such provisional settlement, but shall be adjusted in subsequent statements to account for the amount of refined metal established by final settlement by the refinery. As used herein, "Monthly Average Gold Price" means the average London Bullion Market Association P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported. If the London Bullion Market Association P.M. Gold Fix ceases to be published, the Monthly Average Gold Price shall be determined by reference to prices for refined gold for immediate delivery in the most nearly comparable established market selected by Payor as such prices are published in "Metals Week" or a similar publication.

     (ii) If Payor causes refined silver that meets or exceeds the generally accepted commercial standards for refined silver to be produced by an independent third-party refinery from ore mined from the Claims, for purposes of determining the Production Royalty, the refined silver shall be deemed to have been sold in the calendar month in which it was produced at the Monthly Average Silver Price for that month. The Gross Returns from such deemed sales shall be determined by multiplying Silver Production during the calendar month by the Monthly Average Silver Price. As used herein, "Silver Production" shall mean the quantity of refined silver that is outturned to Payor's account by the refinery during the calendar month on either a provisional or final settlement basis. If outturn of refined silver is made by the refinery on a provisional basis, the Gross Returns shall be based upon the amount of such provisional settlement, but shall be adjusted in subsequent statements to account for the amount of refined metal established by final settlement by the refinery. As used herein, "Monthly Average Silver Price" shall mean the average New York Silver Price as published daily by Handy & Harman, calculated by dividing the sum of all such prices reported for the calendar month by the number of days for which such prices were reported. If the Handy & Harman quotation ceases to be published, the Monthly Average Silver Price shall be determined by reference to prices for refined silver for immediate delivery in the most nearly comparable established market selected by Payor as published in "Metals Week" or a similar publication.

     (iii) If Payor sells refined metals (other than refined gold and refined silver), dore or concentrates produced from Valuable Minerals from the Claims, the Gross Returns for such refined metals shall be the proceeds actually received by Payor from their sale. If such sales are to an Affiliate, the refined metals, dore, or concentrates shall be deemed, solely for the purpose of computing Gross Returns, to have been sold at prices and on terms no less favorable to Payor than those which would have been received under similar circumstances from an unaffiliated third party. As used herein, "Affiliate" means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which Controls, is Controlled by, or is under common Control with Purchaser, and "Control" means the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (A) the legal or beneficial ownership of voting securities or membership interests; (B) the right to appoint managers, directors or corporate management; (C) contract; (D) operating agreement; (E) voting trust; or (F) otherwise.

     (d) As used herein, "Allowable Deductions" means the following costs, charges, and expenses incurred or accrued by Payor:

     (i) If Payor sells or is deemed to have sold refined gold or refined silver:

          (A) all costs, charges and expenses for smelting and refining dore or concentrates to produce the refined gold or refined silver (including handling, processing, and provisional settlement fees, sampling, assaying and representation costs, penalties, and other processor deductions);

          (B) all costs, charges, and expenses for weighing, sampling, determining moisture content and packaging Valuable Minerals and for loading and transportation of ores, minerals, dore or concentrates from the Claims to the refinery or smelter and then to the place of sale (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation); and

     (C) actual sales and brokerage costs incurred by Payor.

     (ii) If Payor sells refined metals (other than refined gold or refined silver), dore, concentrate or ores:

          (A) all costs, charges, and expenses for (I) beneficiation, processing or treatment of such materials at any plant or facility not owned by Payor and (II) smelting or refining to produce a refined metal (including handling, processing, and provisional settlement fees, sampling, assaying and representation costs, penalties, and other processor deductions);

          (B) all costs, charges, and expenses for weighing, sampling, determining moisture content and packaging Valuable Minerals and for loading and transportation of ores, minerals, dore, concentrates or other products from the Claims (I) to the place of sale, or (II) if such ores or other materials are beneficiated, processed, treated, smelted or refined at any plant or facility more than five (5) miles from the exterior boundary of the Claims, to such plant of facility and then to the place of sale (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation); and

          (C) actual sales and brokerage costs.

     (iii) All royalties payable to any governmental agency and all sales, use, severance, Nevada net proceeds of mines and ad valorem taxes and any other tax or governmental levy or fee on or measured by mineral production from the Claims (other than taxes based on income).

     (e) Payor shall have the right to market and sell or refrain from selling refined gold, refined silver and other mineral products from the Claims in any manner it may elect, including the right to engage in forward sales, future trading or commodity options trading, and other price hedging, price protection, and speculative arrangements ("Trading Activities") which may involve the possible delivery of gold, silver or other mineral products from the Claims. With respect to Production Royalty payable on refined gold and refined silver and any other Valuable Minerals, Payee shall not be entitled to participate in the proceeds or be obligated to share in any losses generated by Payor's actual marketing or sales practices or by its Trading Activities and no such profits or losses shall be included in Gross Returns.

     2. Manner of Payment. Production Royalty payments shall be paid by Payor to Payee (or notice of a credit against Production Royalties as provided above shall be given to Payee) on or before thirty (30) days following the calendar quarter during which Payor shall have received payment for Valuable Minerals sold by Payor or during which Valuable Minerals are deemed sold as provided above. Production Royalties shall accrue to Payee's account upon such final payment or upon being credited to the account of Payor by the smelter, refinery or other ore buyer to Payor for the Valuable Minerals sold and for which the

Production Royalty is payable. All Production Royalty payments shall be made at Payor's election by Payor's check or by wire transfer. All Production Royalty payments shall be accompanied by a statement and settlement sheet showing the quantities and grades of Valuable Minerals mined and sold from the Claims, the proceeds of sales, cost, assays and analyses, and other pertinent information in reasonably sufficient detail to explain the calculation of the Production Royalty payment.

     3. Payments; Where Made. All payments hereunder shall be sent by certified U.S. mail to Payee at its address as set forth above, or by wire transfer to an account designated by and in accordance with written instructions from Payee. The date of placing such payment in the United States mail by Payor, or the date the wire transfer process is initiated, shall be the date of such payment. Payments by Payor in accordance herewith shall fully discharge Payor's obligation with respect to such payment, and Payor shall have no duty to otherwise apportion or allocate any payment due to Payee or its successors or assigns.

     4. Audits; Objections to Payments. Payee, at its sole election and expense, shall have the right to perform, not more frequently than once annually following the close of each calendar year, an audit of Payor's accounts relating to payment of the Production Royalty hereunder by any authorized representative of Payee. Any such inspection shall be for a reasonable length of time during regular business hours, at a mutually convenient time, upon at least five (5) business days prior written notice by Payee. All royalty payments made in any calendar year shall be considered final and in full accord and satisfaction of all obligations of Payor with respect thereto, unless Payee gives written notice describing and setting forth a specific objection to the calculation thereof within six (6) months following the close of the annual audit for that calendar year. Payor shall account for any agreed upon deficit or excess in Production Royalty payments made to Payee by adjusting the next quarterly statement and payment following completion of such audit to account for such excess.

     5. Conduct of Operations. Payor shall have the sole and exclusive control of all operations on or for the benefit of the Claims, and of any and all equipment, supplies, machinery, and other assets purchased or otherwise acquired or under its control in connection with such operations. Payor may carry out such operations on the Claims as it may, in its sole discretion, determine to be warranted, so long as such operations are conducted in accordance with procedures acceptable in the mining and metallurgical industry. The timing, nature, manner and extent of any exploration, development, mining or processing operations carried out or in connection with the Claims shall be within the sole discretion of Payor, and there shall be no implied covenant whatsoever to begin or continue any such operations. If Payor at any time, and from time to time after commencing operations, desires to shut down, suspend or cease operations for any reason, it shall have the right to do so. Payor may use and employ such methods of mining as it may desire or find most profitable. Payor shall not be required to mine, preserve, or protect in its mining operations any ores, leachates, precipitates, concentrates or other products containing Valuable Minerals which cannot be mined or shipped at a reasonable profit to Payor. Any decision as to the time, manner and form, if any, in which ores or other products containing Valuable Minerals are to be sold shall be made by Payor in its sole discretion.

     6. Ore Processing. All determinations with respect to: (a) whether ore from the Claims will be beneficiated, processed or milled by Payor or sold in a raw state; (b) the methods of beneficiating, processing or milling any such ore; (c) the constituents to be recovered therefrom, and (d) the purchasers to whom any ore, minerals or mineral substances derived from the Claims may be sold, shall be made by Payor in its sole and absolute discretion.

     7. Ore Samples. The mineral content of all ore mined and removed from the Claims (but excluding ore leached in place) and the quantities of constituents recovered by Payor shall be determined by Payor, or with respect to such ore which is sold, by the mill or smelter to which the ore is sold, in accordance with standard sampling and analysis procedures, and shall be weighted average based on the total amount of ore from the Claims crushed and sampled, or the constituents recovered, during an entire calendar quarter. Upon reasonable advance written notice to Payor, Payee shall have the right to have representatives present at the time samples are taken for the purpose of confirming that the sampling and analysis procedure is standard and acceptable according to accepted industry practices.

     8. Commingling of Ores. Payor shall have the right to mix or commingle, either underground, at the surface, or at processing plants or other treatment facilities, any material containing Valuable Minerals mined or extracted from the Claims with ores or material derived from other lands or properties owned, leased or controlled by Payor; provided, however, that before commingling, Payor shall calculate from representative samples the average grade of the ore from the Claims and shall either weigh or volumetrically calculate the number of tons of ore from the Claims to be commingled. As products are produced from the commingled ores, Payor shall calculate from representative samples the average percentage recovery of products produced from the commingled ores during each month. In obtaining representative samples, calculating the average grade of commingled ores and average percentage of recovery, Payor may use any procedures acceptable in the mining and metallurgical industry which Payor believes to be accurate and cost-effective for the type of mining and processing activity being conducted, and Payor's choice of such procedures shall be final and binding upon Payee. In addition, comparable procedures may be used by Payor to apportion among the commingled ores any penalty charges imposed by the smelter or refiner on commingled ores or concentrates. The records relating to commingled ores shall be available for inspection by Payee, at Payee's sole expense, at all reasonable times, and shall be retained by Payor for a period of two (2) years.

     9. Waste Rock, Spoil and Tailings. Any ore, mine waters, leachates, pregnant liquors, pregnant slurries, and other products or compounds or metals or minerals mined from the Claims shall be the property of Payor, subject to the Production Royalty as provided for in Section 1. The Production Royalty shall be payable only on metals, ores, or minerals recovered prior to the time waste rock, spoil, tailings, or other mine waste and residue are first disposed of as such, and Payor shall be free to use or dispose of such waste and residue in whatever manner it sees fit in its sole discretion. Payor shall have the sole right to dump, deposit, sell, dispose of, or reprocess such waste rock, spoil, tailings, or other mine wastes and residues, and Payee shall have no claim or interest therein other than for the payment of the Production Royalty to the extent any Valuable Minerals are produced and sold therefrom.

     10. No Covenants. The parties agree that in no event shall Payor have any duty or obligation, express or implied, to explore for, develop, mine or produce ores, minerals or mineral substances from the Claims, and the timing, manner, method and amounts of such exploration, development, mining or production, if any, shall be in the sole discretion of Payor. Payee acknowledges that the expenditures made by Payor to advance activities on the Claims and the right to the Production Royalty are sufficient consideration for the conversion of its Participating Interest. None of the provisions of this Section 10 or any other provision of this Exhibit C shall be deemed to limit or restrict Payor's ability to sell or otherwise convey or transfer to any third party all or any portion of Payor's interest in the Claims.

     11. Nature of Payee's Interest. The Production Royalty payable to Payee shall payable only on production of Valuable Minerals from the Claims and any real property interest within the Area of Interest acquired during the term of the joint venture agreement or LLC operating agreement ("AOI Property), but not production from any other properties adjacent to or in the vicinity of the Claims or within the Area of Interest. With respect to the Claims and the AOI Property, the Payee shall have only the rights and incidents of ownership of a non-executive royalty owner. Payee shall not have any possessory or working interest in the Claims or the AOI Property nor any of the incidents of such interest. By way of example but not by way of limitation, Payee shall not have
(a) the right to participate in the execution of applications for authorities, permits or licenses, mining leases, options, farm-outs or other conveyances, (b) the right to share in bonus payments or rental payments received as the consideration for the execution of such leases, options, farm-outs, or other conveyances, or (c) the right to enter upon the Claims or the AOI Property and prospect for, mine, drill for, or remove ores, minerals or mineral products therefrom.

                                    EXHIBIT D

To that Exploration Earn-In Agreement between LITHIUM CORP., and 1032701 B.C. LTD., dated effective February 10, 2016.

                                AREA OF INTEREST

The area within one mile of the outer border of the claims comprising the Property, as defined in the Exploration Earn-In Agreement.

                                      D-1